Exhibit 10.1

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this "Seventh  Amendment") is entered into on the Seventh Amendment Date set forth below Landlord's signature hereto (the "Seventh Amendment Date") by and between 2300 WINDY RIDGE LLC, a Georgia limited liability company (hereinafter referred to as "Landlord"), and MANHATTAN ASSOCIATES, INC., a Georgia corporation (hereinafter referred to as "Tenant").

W I T N E S S E T H:

WHEREAS, Wildwood Associates, a Georgia general partnership (hereinafter referred to as "Wildwood"), and Tenant entered into that certain Lease Agreement dated June 25, 2001 (hereinafter referred to as the "Original Lease"), as amended by that certain First Amendment to Lease Agreement between Wildwood and Tenant dated June 10, 2002 (hereinafter referred to as the "First Amendment"), as amended by that certain Second Amendment to Lease Agreement between 2300 Windy Ridge Parkway Investors, LLC, a Delaware limited liability company (hereinafter referred to as "Investors"), as successor-in-interest to Wildwood, and Tenant dated February 21, 2007 (hereinafter referred to as the "Second Amendment"), as amended by that certain Third Amendment to Lease Agreement between Investors and Tenant dated June 14, 2007 (hereinafter referred to as the "Third Amendment"), as amended by that certain Fourth Amendment to Lease Agreement between SP4 2300 Windy Ridge, L.P., a Delaware limited partnership (hereinafter referred to as "Windy Ridge"), as successor-in-interest to Investors, and Tenant dated as of August 15, 2012 (hereinafter referred to as the "Fourth Amendment"), and as amended by that certain Fifth Amendment to Lease Agreement between Landlord, as successor-in-interest to Windy Ridge, and Tenant dated as of May 19, 2014 (hereinafter referred to as the "Fifth Amendment", as amended by that certain Sixth Amendment to Lease Agreement between Landlord and Tenant dated August 14, 2014 (“Sixth Amendment”); the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment, is hereinafter sometimes referred to as the "Lease"), pursuant to which Tenant leases certain premises in the building known as "Wildwood Center" located at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339 (the "Building"), consisting, as of the Seventh Amendment Date, of 191,978 square feet of Rentable Floor Area being Floor 1 North (22,719 rsf), Floor 3 North (24,056 rsf), Floor 7 (425 rsf), Floor 8 (18,765 rsf), Floor 9 (62,576 rsf), Floor 10 (62,445 rsf), and Storage Space (398 usable sf), which premises are more particularly described in the Lease (hereinafter referred to as the "Original Premises");

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Original Premises by leasing additional certain storage space located on the basement of the North Tower of the Building containing 992 usable square feet and more particularly shown as the "Additional Storage Space" on Exhibit A-7 attached hereto and incorporated by this reference (the “Additional Storage Space").

NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.Defined Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as given such terms in the Lease.

2.Storage Space.  In addition to the Premises described in the Lease, commencing on  May 1, 2015 (“Additional Storage Space Commencement Date”) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the Additional Storage Space, upon the same terms and conditions as contained in the Lease for the lease of the Premises, except as follows:

a.

Tenant shall pay monthly rent to Landlord for the Additional Storage Space as and when Base Rent is due under the Lease in the amount of $661.35 per month.  Base Rent shall be escalated by annually by 2% beginning July 1, 2016;

b.	The lease term of the Additional Storage Space shall expire and be co-terminus with the Lease of the Premises, as it may be extended from time to time;

c.	Tenant may use the Additional Storage Space only as a storage area and people may not be assigned to work therein on a full-time basis;

d.	Landlord shall provide only the following services to the Additional Storage Space:

i.electricity; and

ii.Janitorial service for common areas;

e.	The Additional Storage Space shall not be included in determining the number of parking spaces; and

f.

Tenant accepts such Additional Storage Space on an "AS IS, WHERE IS" basis, "WITH ALL FAULTS" and without any representations and warranties whatsoever, and no work or improvements or any allowance therefor shall be required from Landlord for such Additional Storage Space. Tenant shall not make any improvements or alterations to the Additional Storage Space without Landlord's consent.

3.Termination Option of Additional Storage Space. Nothwithstanding anything to the contrary contained in the Lease, provided Tenant is not in default under the Lease beyond any applicable notice and/or cure period, Tenant shall have the option (the “Termination Option”) to terminate the term of this Additional Storage Space any time on or after the thirty-sixth (36th) month (“Termination Date”) of the Additional Storage Space Commencement Date, by providing Landlord with written notice of such option election (the “Termination Notice”). The Termination Notice shall be effective only if it is given to the Landlord at least twelve (12) months prior to the Termination Date (the “Termination Notice Deadline”). This Termination Option is an ongoing Option.

4.Brokerage Commissions.  Landlord and Tenant acknowledge and agree that CBRE, Inc. ("Broker") has acted in a dual capacity in the negotiation of this Seventh Amendment as broker for Landlord and as broker for Tenant. Tenant represents and warrants that it has not retained or consulted with a broker, agent or commission salesperson with respect to the negotiation of this Seventh Amendment, except for Broker, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent or commission salesperson acting for or on behalf of Tenant, other than to Broker. Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage suffered or incurred by Landlord as the result of any breach by Tenant of the representation and warranty contained in this Paragraph. Landlord represents and warrants that, except for Broker, no broker, agent or commission salesperson has represented Landlord in the negotiation of this Seventh Amendment, and Landlord has agreed to compensate Broker for its services in accordance with the terms of a separate commission agreement between Landlord and Broker.

5.No Defaults.  Landlord and Tenant agree that there are, as of the Seventh Amendment Date, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

6.Miscellaneous.  This Seventh Amendment shall become effective only upon its full execution and delivery by Landlord and Tenant. This Seventh Amendment contains the parties' entire agreement regarding the subject matter covered by it and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Seventh Amendment. The person executing this Seventh Amendment on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has full right and authority to enter into this Lease, and that the person signing on behalf of Tenant is authorized to do so. Except as modified by this Seventh Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant, their successors and permitted assigns.

7.No Further Amendments; Ratification.  Except as expressly amended herein, all terms and conditions of the Lease remain unamended in full force and effect and are ratified and confirmed by Landlord and Tenant. In the event of any conflict between the terms and conditions of this Seventh Amendment and any of the terms and conditions of the Lease, the terms and conditions of this Seventh Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Seventh Amendment as of the date set forth below each party's signature hereto, respectively, but with intent to be bound hereby on the Seventh Amendment Date.

LANDLORD:

2300 WINDY RIDGE LLC, a Georgia limited liability company

By:Wildwood CS, LLC, a Delaware limited liability company, its Managing Member

By: /s/ Fred Arena

Name: Fred Arena

Title: Manager

"Seventh Amendment Date": April 28, 2015

TENANT:

MANHATTAN ASSOCIATES, INC., a Georgia corporation

By: /s/ Dennis B. Story

Name: Dennis B. Story

Title: Executive Vice President and Chief Financial

           Officer

Attest: /s/ Mark McCormick

Print Name: Mark McCormick

Title: Senior Director, Contract Administration

[CORPORATE SEAL]

Date signed by Tenant: April 22, 2015

[SIGNATURE PAGE TO SEVENTH AMENDMENT]

EXHIBIT A-7

Additional Storage Space

[Drawings, dimensions, plans, boundaries, furniture, fixtures and improvements shown in this Exhibit are for illustrative purposes only and are not intended to indicate the actual square footages, build out or improvements to such space]